                                                                                 EXHIBIT 11

                                        SEQUA CORPORATION
                    CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE

                                                           (Unaudited)
                                                       For the Nine Months
                                                        Ended September 30,
                                                        ------------------
                                                         1996       1995
                                                         ----       ----
   PRIMARY
  -------

       Loss
         Loss before extraordinary item                            $ (2,289)     $ (6,032)
         Preferred stock dividend requirements                       (2,346)       (2,373)
                                                                   --------      --------
         Loss applicable to common stock before
           extraordinary item                                        (4,635)       (8,405)
         Extraordinary loss on early retirement
           of debt                                                     (369)         -
                                                                   --------      --------
         Net loss applicable to common stock                       $ (5,004)     $ (8,405)
                                                                   ========      ========

       Shares
         Weighted average common shares outstanding                   9,872         9,867
                                                                   ========      ========

       Primary loss per common share
         Loss before extraordinary item                          $   (.47)      $   (.85)
         Extraordinary loss on early retirement
           of debt                                                   (.04)           -
                                                                 --------       --------
         Net loss                                                $   (.51)      $   (.85)
                                                                 ========       ========
* FULLY DILUTED
  -------------

       Loss
         Loss before extraordinary item                            $ (2,289)     $ (6,032)
         Extraordinary loss on early retirement
           of debt                                                     (369)         -
                                                                   --------      --------
         Net loss                                                  $ (2,658)     $ (6,032)
                                                                   ========      ========

       Shares
         Fully diluted common and equivalent shares                  10,679        10,705
                                                                   ========      ========

       Fully diluted loss per common share
         Loss before extraordinary item                          $   (.21)     $   (.56)
         Extraordinary loss on early retirement
           of debt                                                   (.04)          -
                                                                 --------      --------
         Net loss                                                $   (.25)     $   (.56)
                                                                 ========      ========

  SHARES
  ------

       Weighted average common shares outstanding                     9,872         9,867
       Preferred stock assumed to be converted                          807           838
                                                                   --------      --------
       Fully diluted common and equivalent shares                    10,679        10,705
                                                                   ========      ========


(*)The 1996 and 1995 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.
/TABLE

                                                                                  EXHIBIT 11


                                        SEQUA CORPORATION
                    CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE

                                                                      (Unaudited)
                                                                 For the Three Months
                                                                  Ended September 30,
                                                                  ------------------
                                                                  1996             1995
                                                                  ----             ----

   PRIMARY
   -------

      Earnings
         Net income before extraordinary item                    $  2,849        $  1,930
         Preferred stock dividend requirements                       (763)           (791)
                                                                 --------
         Net income applicable to common stock
           before extraordinary item                                2,086           1,139

         Extraordinary loss on early retirement
           of debt                                                   (369)           -
                                                                 --------        --------
         Net income applicable to common stock                   $  1,717        $  1,139
                                                                 ========        ========

      Shares
         Weighted average common shares outstanding                 9,881           9,867
                                                                 ========        ========

      Primary earnings (loss) per common share
         Income before extraordinary item                      $    .21        $    .12
         Extraordinary loss on early retirement
           of debt                                                 (.04)            -
                                                               --------        --------
         Net income                                            $    .17        $    .12
                                                               ========        ========

* FULLY DILUTED
  -------------

      Earnings
         Net income before extraordinary item                    $  2,849        $  1,930
         Extraordinary loss on early retirement
           of debt                                                   (369)           -
                                                                 --------        --------
         Net income                                              $  2,480        $  1,930
                                                                 ========        ========

      Shares
         Fully diluted common and equivalent shares                10,688          10,705
                                                                 ========        ========

      Fully diluted income (loss) per common share
         Income before extraordinary item                      $    .27        $    .18
         Extraordinary loss on early retirement
           of debt                                                 (.04)            -
                                                               --------        --------
         Net income                                            $    .23        $    .18
                                                               ========        ========

     SHARES
     ------

      Weighted average common shares outstanding                  9,881            9,867
      Preferred stock assumed to be converted                        807              838
                                                       --------      --------

      Fully diluted common and equivalent shares                  10,688           10,705
                                                       ========      ========


     * The 1996 and 1995 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.